Exhibit 99.1

APX GROUP HOLDINGS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Provo, UT – March 5, 2014 – APX Group Holdings, Inc. (“APX Group” or the “Company”), a leading residential security solutions and home automation services company, announced today its financial results for the fourth quarter and full year ended December 31, 2013.

APX Group Holdings, Inc.

Highlights for the fourth quarter 2013 included the following:

•	Total revenues of $132.7 million for the fourth quarter 2013, an increase of 9.9%, compared to total Combined (as defined below) revenues of $120.7 million for the fourth quarter 2012

•	Net loss before non-controlling interests of $37.2 million for the fourth quarter, a decrease of 74.4%, compared to Combined net loss before non-controlling interests of $145.1 million for the fourth quarter 2012

•	Total Recurring Monthly Revenue (“Total RMR,” as defined below) at December 31, 2013 was $42.2 million, a 23.0% increase compared to Total RMR of $34.3 million at December 31, 2012

•	20,439 net new subscribers in the fourth quarter 2013, an increase of 33.2% compared to 15,340 net new subscribers in the fourth quarter 2012

•	Adjusted EBITDA of $79.8 million for the fourth quarter 2013, an increase of 25.1%, compared to Combined Adjusted EBITDA of $63.8 million for the fourth quarter 2012[1]

Highlights for the full year 2013 included the following:

•	Total revenues of $500.9 million for 2013, an increase of 10.0%, compared to Combined total revenue of $455.2 million for 2012

•	Net loss before non-controlling interests of $124.5 million for 2013, a decrease of 32.7%, compared to Combined net loss before non-controlling interest of $184.9 million for 2012

•	219,034 net new subscribers in 2013, an increase of 21.5% compared to 180,347 net new subscribers in 2012

•	Average RMR per New Subscriber of $58.35 in 2013, an increase of 1.3% compared to $57.59 in 2012

•	Adjusted EBITDA of $292.3 million for 2013, an increase of 19.8%, compared to Combined Adjusted EBITDA of $244.0 million for 2012

“Our fourth quarter results capped a very strong 2013 performance in a number of areas, including net new originations, Total RMR, and Operating cash flow. These operational results coupled with our build out in technology, IT, and management capabilities provide us a great foundation for 2014”, said Todd Pedersen, CEO of APX Group.

[1]	Adjusted EBITDA is a non-GAAP measure. See the “Statement Regarding Non-GAAP Financial Measures and Certain Definitions” section at the end of this Earnings Release for the definition of Adjusted EBITDA and a reconciliation to net loss before non-controlling interests for the Company, and to income (loss) from operations for Vivint.

Fourth Quarter and Full Year 2013 Results

Vivint, Inc.

Key Metrics at December 31, 2013

Total Subscribers base of approximately 795,000

$42.2 million in Total RMR

Average RMR per Subscriber of $53.05

Subscriber Account Attrition Rate of 12.8%

The Company’s Vivint segment (“Vivint”) reported total revenues of $132.7 million and $483.4 million for the three and twelve month periods ended December 31, 2013, respectively, an increase of 24.4% and 21.7%, respectively, as compared to Combined total revenues of $106.7 million and $397.1 million for the three and twelve month periods ended December 31, 2012, respectively. The year over year increase was primarily due to growth in monitoring revenue. The increase in monitoring revenue was driven by growth in the portfolio of approximately 123,000 subscribers for the full year 2013, along with an increase in the number of subscribers purchasing additional service offerings.

Operating expenses for Vivint for the three and twelve months ended December 31, 2013 were $39.9 million and $152.6 million, respectively, an increase of 1.3% and 17.0%, respectively, as compared to the Combined operating expenses of $39.4 million and $130.4 million for the three and twelve month periods ended December 31, 2013. The principal drivers behind the increase for the three and twelve months ended December 31, 2013 were increased personnel cost within our monitoring, customer service and field service departments related to the increase of the subscriber base and an increase in the cellular communication cost associated with the monitoring of our subscribers. In addition to the increase in personnel cost within the field service department, there was also an increase in inventory used to upgrade subscribers and perform service repairs, along with an increase in shipping cost due to growth in subscriber originations.

Selling expenses, excluding capitalized subscriber acquisition costs, for Vivint were $23.5 million and $98.9 million for the three and twelve months ended December 31, 2013, respectively, a decrease of 60.6% and 4.7%, respectively, as compared to Combined selling expenses of $59.7 million and $103.8 million for the three and twelve month periods ended December 31, 2012, respectively. The decreases for the year over year periods were primarily attributable to payments made to sales employees related to the Merger in the fourth quarter of 2012, offset by an increase in personnel, facility and information technology costs to support the growth in the direct-to-home and inside sales organizations. In addition, there was an increase in advertising cost to support the continued growth of the inside sales channels.

Vivint’s general and administrative (“G&A”) expenses were $31.3 million and $91.7 million for the three and twelve month periods ended December 31, 2013, respectively, a decrease of 40.2% and an increase of 7.0%, respectively, as compared to Combined G&A expenses of $52.3 million and $85.7 million for the three and twelve month periods ended December 31, 2012, respectively. The decrease in the fourth quarter was attributable to Merger related costs in the fourth quarter 2012. The increase in the full year 2013 was primarily driven by higher personnel cost, facility cost, and consulting services costs.

Adjusted EBITDA for Vivint was $79.8 million and $291.9 million for the three and twelve months ended December 31, 2013, an increase of 25.9% and 20.1%, respectively, compared to Combined Adjusted EBITDA of $63.4 million and $243.0 million for the three and twelve months ended December 31, 2012.

Liquidity

As of December 31, 2013, our liquidity position on a consolidated basis, defined as cash on hand and available borrowing capacity totaled approximately $460 million.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 5.1x at December 31, 2013.

Other

On December 10, 2013, APX Group, Inc. issued an additional $250.0 million of its 8.75% Senior Notes due 2020 at a price of 101.50%.

Conference Call

APX Group will host a webcast and conference call at 10 a.m. ET on March 5, 2014. To join the webcast and conference call, please visit the Investor Relations section of the Company’s website, www.vivint.com/en/investors/events, or from the United States please dial (866) 548-2699 or (913) 489-5306 for international participates. A financial results presentation will be made available immediately prior to the call on the Investor Relations section of the Company’s website at www.vivint.com/en/investors.

A replay of the webcast will be made available on the Investor Relations section of the Company’s website at www.vivint.com/en/investors for 30 days following the call.

Forward Looking Statements

This earnings release includes “forward-looking statements” regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of this date hereof. You should understand that the following important factors, in addition to those discussed in “Risk Factors” in the Company’s prospectus dated February 4, 2014, filed with the Securities Exchange Commission in accordance with Rule 424(b) of the Securities Act, as such factors may be updated from time to time in our periodic filings with the SEC, which are available on the SEC’s website at www.sec.gov, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

•	risks of the security and home automation industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the security and home automation industry and product introductions and promotional activity by our competitors;

•	litigation, complaints or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	adverse publicity and product liability claims;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements; and

•	cost increases or shortages in security and home automation technology products or components.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and our ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section of our prospectus dated February 4, 2014. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Basis of Presentation

On November 16, 2012, APX Group, Inc. and two of its historical affiliates, V Solar Holdings, Inc. (“Solar”) and 2GIG Technologies, Inc. (“2GIG”), were acquired by an investor group (the “Investors”) comprised of certain investment funds affiliated with Blackstone Capital Partners VI L.P. (“Blackstone” or the “Sponsor”), and certain co-investors and management investors. This acquisition was accomplished through certain mergers and related reorganization transactions (collectively, the “Merger”) pursuant to which each of APX Group, Inc., Solar and 2GIG became indirect wholly-owned subsidiaries of 313 Acquisition, LLC (“Acquisition LLC”), an entity wholly-owned by the Investors. Upon the consummation of the Merger, APX Group, Inc. and 2GIG became consolidated subsidiaries of APX Group, which in turn is wholly-owned by APX Parent Holdco, Inc., which in turn is wholly-owned by Acquisition LLC, and Solar became a direct wholly-owned subsidiary of Acquisition LLC. Acquisition, LLC, APX Parent Holdco, Inc. and APX Group have no operations and were formed for the purpose of facilitating the Merger. The unaudited consolidated statements of operations of the Company presented below for periods subsequent to the Merger on November 16, 2012 are labeled “Successor.” The consolidated statements of operations of APX Group, Inc. presented below for periods preceding the Merger on November 16, 2012 are labeled “Predecessor.” The unaudited consolidated statements of operations for the Successor period reflect the Merger, presenting the results of operations of the Company and its wholly-owned subsidiaries. On April 1, 2013, the Company completed the sale of 2GIG and its subsidiaries to Nortek, Inc. Historical results of operations include the results of 2GIG through March 31, 2013 and Solar through November 16, 2012. Prior to the sale of 2GIG and its subsidiaries to Nortek, Inc., the Company conducted business through two segments, Vivint and 2GIG. These segments were managed and evaluated separately by management due to the differences in their products and services. The Vivint, Inc. sections for fourth quarter and full year 2013 excludes results for 2GIG.

Statement Regarding Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

This earnings release includes Adjusted EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other measure derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. We define “Adjusted EBITDA” as net income (loss) before interest expense (net of interest income), income and franchise taxes and depreciation and amortization (including amortization of capitalized subscriber acquisition costs), further adjusted to exclude the effects of certain contract sales to third parties, non-capitalized subscriber acquisition costs, stock based compensation, the historical results of Solar and certain unusual, non-cash, non-recurring and other items permitted in certain covenant calculations under the indenture governing our senior secured notes, the indenture governing our senior unsecured notes and the credit agreement governing the Company’s revolving credit facility. We believe that Adjusted EBITDA provides useful information about flexibility under our covenants to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in our industry, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company’s ability to meet its debt service requirements. Adjusted EBITDA eliminates the effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of interest rates and changes in capitalization which management believes may not necessarily be indicative of a company’s underlying operating performance. Adjusted EBITDA is also used by us to measure covenant compliance under the indenture governing our senior secured notes, the indenture governing our senior unsecured notes and the credit agreement governing the Company’s revolving credit facility.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate Adjusted EBITDA in the same manner.

A reconciliation of Adjusted EBITDA to net loss before non-controlling interests for the Company, and to income (loss) from operations for Vivint, is included at the end of this earnings release. Adjusted EBITDA should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Certain Definitions

“Combined” means the unaudited combined results for the three and twelve months ended December 31, 2012, calculated by adding the results from the Predecessor and Successor periods. This combination does not comply with U.S. GAAP or with the rules for pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results. The combined results do not reflect the actual results we would have achieved absent the Merger and are not indicative of our future results of operations

“Total Subscribers” means the aggregate number of active subscribers at the end of a given period

“RMR” means the recurring monthly revenue billed to a subscriber

“Total RMR” means the aggregate RMR billed for all subscribers

“Average RMR per Subscriber” means the Total RMR divided by Total Subscribers. This is also commonly referred to as Average Revenue per User, or “ARPU.”

“Average RMR per New Subscriber” means the aggregate RMR for new subscribers originated during a period divided by the number of new subscribers originated during such period

“Attrition” means the aggregate number of canceled subscribers during a period divided by the monthly weighted average number of total subscribers for such period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by the Company, or if payment from such subscribers is deemed uncollectible (120 days past due). Sales of contracts to third parties and certain moves are excluded from the attrition calculation

Investor Relations Contact:

Dale R. Gerard

Vice President of Finance and Treasurer

801-705-8011

dgerard@vivint.com

APX GROUP HOLDINGS, INC. and SUBSIDIARIES (Successor) and APX GROUP, INC. and SUBSIDIARIES (Predecessor)

Consolidated Statements of Operations

(Amounts in thousands)

(Unaudited)

	Successor	Combined	Successor	Predecessor
			Period from	Period from
			November 17,	January 1,
	Year ended	Year ended	through	through	Year ended
	December 31,	December 31,	December 31,	November 16,	December 31,
	2013	2012	2012	2012	2011
Revenues:
Monitoring revenue	$460,130	$374,393	$49,122	$325,271	$287,974
Service and other sales revenue	39,135	75,284	8,473	66,811	38,544
Activation fees	1,643	5,342	11	5,331	4,891
Contract sales	—	157	—	157	8,539

Total revenues	500,908	455,176	57,606	397,570	339,948
Costs and expenses:
Operating expenses	164,221	166,496	20,699	145,797	126,563
Selling expenses	98,884	103,843	12,284	91,559	48,978
General and administrative expenses	97,177	109,493	9,521	99,972	50,510
Cost of contract sales	—	95	—	95	6,425
Transaction related expenses	—	55,346	31,885	23,461	—
Depreciation and amortization	195,506	91,089	11,410	79,679	68,458

Total costs and expenses	555,788	526,362	85,799	440,563	300,934

(Loss) income from operations	(54,880)	(71,186)	(28,193)	(42,993)	39,014

Other expenses (income):
Interest expense	114,476	119,265	12,645	106,620	102,069
Interest income	(1,493)	(65)	(4)	(61)	(214)
Other (income) expenses	(76)	293	171	122	386
Gain on 2GIG Sale	(46,866)	—	—	—	—

Total other expenses (income)	66,041	119,493	12,812	106,681	102,241

Loss from continuing operations before income taxes	(120,921)	(190,679)	(41,005)	(149,674)	(63,227)
Income tax expense (benefit)	3,592	(5,980)	(10,903)	4,923	(3,739)

Net loss from continuing operations	(124,513)	(184,699)	(30,102)	(154,597)	(59,488)

Discontinued operations:
Loss from discontinued operations	—	(239)	—	(239)	(2,917)

Net loss before non-controlling interests	(124,513)	(184,938)	(30,102)	(154,836)	(62,405)

Net (loss) income attributable to non-controlling interests	—	(1,319)	—	(1,319)	6,141

Net loss	$(124,513)	$(183,619)	$(30,102)	$(153,517)	$(68,546)

APX GROUP HOLDINGS, INC. and SUBSIDIARIES (Successor) and APX GROUP, INC. and SUBSIDIARIES (Predecessor)

Consolidated Statements of Operations

(Amounts in thousands)

(Unaudited)

	Successor	Combined	Successor	Predecessor
			Period from	Period from
	Three months	Three months	November 17,	October 1,	Three months
	ended	ended	through	through	ended
	December 31,	December 31,	December 31,	November 16,	December 31,
	2013	2012	2012	2012	2011
Revenues:
Monitoring revenue	$125,786	$101,789	$49,122	$52,667	$81,759
Service and other sales revenue	6,233	18,030	8,473	9,557	10,685
Activation fees	692	881	11	870	1,305
Contract sales	—	—	—	—	(239)

Total revenues	132,711	120,700	57,606	63,094	93,510

Costs and expenses:
Operating expenses	39,885	47,893	20,699	27,194	31,646
Selling expenses	23,490	59,668	12,284	47,384	6,381
General and administrative expenses	31,267	60,135	9,521	50,614	14,274
Cost of contract sales	—	—	—	—	18
Transaction related expenses	—	55,346	31,885	23,461	—
Depreciation and amortization	52,539	24,423	11,410	13,013	19,528

Total costs and expenses	147,181	247,465	85,799	161,666	71,847

(Loss) income from operations	(14,470)	(126,765)	(28,193)	(98,572)	21,663

Other expenses (income):
Interest expense	31,167	29,333	12,645	16,688	30,267
Interest income	(406)	(11)	(4)	(7)	(19)
Other (income) expenses	(309)	179	171	8	2
Loss on 2GIG Sale	256	—	—	—	—

Total other expenses (income)	30,708	29,501	12,812	16,689	30,250

Loss from continuing operations before income taxes	(45,178)	(156,266)	(41,005)	(115,261)	(8,587)
Income tax expense (benefit)	(8,006)	(11,175)	(10,903)	(272)	645

Net loss from continuing operations	(37,172)	(145,091)	(30,102)	(114,989)	(9,232)

Discontinued operations:
Loss from discontinued operations	—	—	—	—	(1,714)

Net loss before non-controlling interests	(37,172)	(145,091)	(30,102)	(114,989)	(10,946)

Net (loss) income attributable to non-controlling interests	—	(4,875)	—	(4,875)	(3,802)

Net loss	$(37,172)	$(140,216)	$(30,102)	$(110,114)	$(7,144)

APX GROUP HOLDINGS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$261,905	$8,090
Restricted cash	14,375	—
Accounts receivable, net	2,593	10,503
Inventories, net	29,260	32,327
Deferred tax assets	—	8,124
Prepaid expenses and other current assets	13,870	16,229

Total current assets	322,003	75,273

Property and equipment, net	35,818	30,206
Subscriber contract costs, net	288,316	12,753
Deferred financing costs, net	59,375	57,322
Intangible assets, net	840,714	1,053,019
Goodwill	836,318	876,642
Restricted cash	14,214	28,428
Long-term investments and other assets	27,676	21,705

Total assets	$2,424,434	$2,155,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,004	$26,037
Accrued payroll and commissions	46,007	20,446
Accrued expenses and other current liabilities	33,118	38,232
Deferred revenue	26,894	19,391
Current portion of capital lease obligations	4,199	4,001

Total current liabilities	134,222	108,107

Notes payable	1,762,049	1,305,000
Long-term portion of revolving line of credit	—	28,000
Capital lease obligations, net of current portion	6,268	4,768
Deferred revenue, net of current portion	18,533	708
Other long-term obligations	3,905	2,257
Deferred income tax liabilities	9,214	27,229

Total liabilities	1,934,191	1,476,069

Total stockholders’ equity	490,243	679,279

Total liabilities & stockholders’ equity	$2,424,434	$2,155,348

APX GROUP HOLDINGS, INC. and SUBSIDIARIES (Successor) and APX GROUP, INC. and SUBSIDIARIES (Predecessor)

Summary Cash Flow Data

(Amounts in thousands)

(Unaudited)

	Successor		Predecessor
		Period from	Period from
		November 17,	January 1,
	Year ended	through	through	Year ended
	December 31,	December 31,	November 16,	December 31,
	2013	2012	2012	2011
Net cash provided by (used in) operating activities	$79,425	$(25,243)	$95,371	$(36,842)
Net cash used in investing activities	(176,477)	(1,949,454)	(270,094)	(207,603)
Net cash provided by financing activities	350,986	1,982,746	189,352	244,178
Effect of exchange rate changes on cash	(119)	41	(251)	247

Net increase in cash	253,815	8,090	14,378	(20)

Cash:
Beginning of period	8,090	—	3,680	3,700

End of period	$261,905	$8,090	$18,058	$3,680

Reconciliation of non-GAAP Measures

APX Group Holdings, Inc.

(Amounts in millions)

(Unaudited)

	Successor	Combined (1)	Successor	Predecessor	Successor	Combined (1)	Successor	Predecessor
			Period from	Period from			Period from	Period from
			November 17,	October 1,			November 17,	January 1,
	Three Months		through	through	Year Ended		through	through
	Ended December 31,		December 31,	November 16,	December 31,		December 31,	November 16,
	2013	2012	2012	2012	2013	2012	2012	2012
Net loss before non-controlling interests	$(37.2)	$(145.1)	$(30.1)	$(115.0)	$(124.5)	$(184.9)	$(30.1)	$(154.8)
Interest expense, net	30.8	29.3	12.6	16.7	113.0	119.2	12.6	106.6
Other (income) expense	(0.3)	0.2	0.2	—	(0.1)	0.3	0.2	0.1
Gain on 2GIG Sale (i)	0.2	—	—	—	(46.9)	—	—	—
Income tax expense (benefit)	(8.0)	(11.2)	(10.9)	(0.3)	3.6	(6.0)	(10.9)	4.9
Amortization of capitalized creation costs	9.4	12.0	0.2	11.8	22.2	72.2	0.2	72.0
Depreciation and amortization (ii)	43.1	12.4	11.2	1.2	173.3	18.9	11.2	7.7
Transaction related costs (iii)	0.2	128.4	33.3	95.1	0.8	132.4	33.3	99.1
Transaction costs related to 2GIG Sale (iv)	—	—	—	—	5.5	—	—	—
Non-capitalized subscriber acquisition costs (v)	23.0	24.7	11.3	13.4	101.0	70.4	11.3	59.1
Non-cash compensation (vi)	0.6	0.4	—	0.4	1.9	0.9	—	0.9
Adjustment for Solar business (vii)	—	5.1	—	5.1	—	7.1	—	7.1
Other adjustments (viii)	18.0	7.6	2.8	4.8	42.5	13.5	2.8	10.7

Adjusted EBITDA	$79.8	$63.8	$30.6	$33.2	$292.3	$244.0	$30.6	$213.4

(1)	Combined Successor and Predecessor

(i)	Non-recurring gain on the 2GIG Sale.
(ii)	Excludes loan amortization costs that are included in interest expense, net.
(iii)	Reflects total non-recurring bonus and other payments to employees and to third parties directly related to the Merger.
(iv)	Reflects total non-recurring bonus and other payments to employees and to third parties directly related to the 2GIG Sale.
(v)	Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract bulk purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(vi)	Reflects non-cash compensation costs related to employee and director stock and stock option plans.
(vii)	Reflects the exclusion of Solar results from the time it commenced operations in 2011.
(viii)	Represents adjustments for: non-operating legal and professional fees, new product development, non-cash payroll tax reserve, the monitoring fee payable to Blackstone Management Partners, L.L.C , an adjustment to exclude the impact of revenue deductions directly related to purchase accounting, deferred revenue adjustments and certain other adjustments.

Reconciliation of Non-GAAP Financial Measures

Vivint, Inc.

(Amounts in millions)

(Unaudited)

	Successor	Combined (1)	Successor	Predecessor	Successor	Combined (1)	Successor	Predecessor
			Period from	Period from			Period from	Period from
			November 17,	October 1,			November 17,	January 1,
	Three Months		through	through	Year Ended		through	through
	Ended December 31,		December 31,	November 16,	December 31,		December 31,	November 16,
	2013	2012	2012	2012	2013	2012	2012	2012
Income (loss) from operations	$(14.5)	$(119.2)	$(23.6)	$(95.6)	$(53.1)	$(64.8)	$(23.6)	$(41.2)
Amortization of capitalized creation costs	9.4	12.2	0.2	12.0	22.5	73.1	0.2	72.9
Depreciation and amortization (i)	43.1	12.0	10.7	1.3	171.1	18.4	10.7	7.7
Transaction related costs (ii)	0.2	123.2	29.6	93.6	0.9	127.3	29.6	97.7
Transaction costs related to 2GIG Sale (iii)	—	—	—	—	5.5	—	—	—
Non-capitalized subscriber acquisition costs (iv)	23.0	24.7	11.3	13.4	101.0	70.4	11.3	59.1
Non-cash compensation (v)	0.6	—	—	—	1.9	0.4	—	0.4
Adjustment for Solar business (vi)	—	1.2	0.4	0.8	—	4.2	0.4	3.8
Other adjustments (vii)	18.0	9.3	2.3	7.0	42.1	14.0	2.3	11.7

Adjusted EBITDA	$79.8	$63.4	$30.9	$32.5	$291.9	$243.0	$30.9	$212.1

(1)	Combined Successor and Predecessor

(i)	Excludes loan amortization costs that are included in interest expense, net.
(ii)	Reflects total non-recurring bonus and other payments to employees and to third parties directly related to the Merger.
(iii)	Reflects total non-recurring bonus and other payments to employees and to third parties directly related to the 2GIG Sale.
(iv)	Reflects subscriber acquisition costs that are expensed as incurred because they are not directly related to the acquisition of specific subscribers. Certain other industry participants purchase subscribers through subscriber contract bulk purchases, and as a result, may capitalize the full cost to purchase these subscriber contracts, as compared to our organic generation of new subscribers, which requires us to expense a portion of our subscriber acquisition costs under GAAP.
(v)	Reflects non-cash compensation costs related to employee and director stock and stock option plans.
(vi)	Reflects the exclusion of Solar results from the time it commenced operations in 2011.
(vii)	Represents adjustments for: non-operating legal and professional fees, new product development, non-cash payroll tax reserve, the monitoring fee payable to Blackstone Management Partners, L.L.C , an adjustment to exclude the impact of revenue deductions directly related to purchase accounting, deferred revenue adjustments and certain other adjustments.